ANNALY CAPITAL MANAGEMENT, INC. REPORTS 1st QUARTER 2021 RESULTS
NEW YORK—April 28, 2021—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended March 31, 2021.

Financial Highlights
•GAAP net income of $1.23 per average common share for the quarter, up from $0.60 in the prior quarter
•Core earnings (excluding PAA) of $0.29 per average common share for the quarter, down $0.01 quarter-over-quarter and up $0.08 year-over-year with dividend coverage of +130%
•Economic return and tangible economic return(1) of 2.8% and 3.6%, respectively, for the first quarter
•Annualized GAAP return on average equity of 49.9% and annualized core return on average equity (excluding PAA) of 12.5%
•Book value per common share of $8.95, up $0.03 quarter-over-quarter and reflecting a ($0.07) per share impact primarily resulting from the writedown of goodwill related to the Company’s 2013 acquisition of CreXus Investment Corp.
◦Tangible book value per common share(1) of $8.93, up $0.10 quarter-over-quarter
•Economic leverage of 6.1x, down slightly from 6.2x the prior quarter
•Declared quarterly common stock cash dividend of $0.22 per share

Business Highlights
Investment and Strategy
•Total assets of $100.4 billion including $92.6 billion in highly liquid Agency portfolio(2)
•Announced agreement to sell Commercial Real Estate business for $2.33 billion, delivering compelling execution for shareholders that will provide additional capacity to further expand leadership and capabilities in residential mortgage finance(3)
•Agency portfolio activity focused on reinvestment of paydowns into a mix of spec pools and TBAs; proactively rotated into higher coupons given the increase in rates
•Capital allocation to residential credit business nearly doubled to approximately 13% driven by ~$1.4 billion of accretive securities and whole loan purchases
•Increased hedge ratio to 75% from 61%; continued to opportunistically sell duration through Treasury future shorts and swaptions to protect against the significant rise in long-end yields

Financing and Capital
•$8.9 billion of unencumbered assets, including cash and unencumbered Agency MBS of $6.2 billion
•Continued record-low financing costs with average GAAP cost of interest bearing liabilities declining 9 basis points to 0.42% and average economic cost of interest bearing liabilities flat at 0.87%
•Annaly Residential Credit Group priced two residential whole loan securitizations totaling $611 million since the beginning of the first quarter, bringing aggregate issuance to $5.5 billion over 14 transactions since the start of 2018(4)
•Annaly Middle Market Lending Group expanded credit facility capacity by $180 million

Corporate Responsibility & Governance
•Adjusted long-term target operating expense ratio to a range of 1.45% to 1.60% following announcement of Commercial Real Estate Business disposition to incorporate additional expected cost savings(5)
•Expanded Board of Directors with election of new Independent Director Eric A. Reeves
•Signed the CEO Action for Diversity and Inclusion pledge, affirming our commitment to advancing diversity and inclusion in the workplace

“We are pleased with our results to start the year with strong underlying performance from our businesses and proactive portfolio management enabling book value growth despite a rapid sell-off in rates,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “Further, the sale of our Commercial Real Estate business marks a notable strategic milestone that will provide us with additional flexibility to focus on our core residential mortgage finance business. We look forward to expanding our capabilities and opportunity set within housing finance, including increased exposure to mortgage servicing rights, new residential whole loan acquisition channels and other complementary products.”

“We remain constructive on the outlook for Agency MBS given ongoing support from the Federal Reserve, robust demand from banks and other investors, sustained low financing costs and a moderating prepay environment. Meanwhile, credit assets should benefit from the strengthening economy and we maintain optionality to increase our exposure through our Middle Market Lending and CMBS portfolios. With relatively low leverage and substantial liquidity, Annaly is well-positioned to create value for shareholders throughout the remainder of the year.”

(1)    Tangible economic return and tangible book value exclude amounts related to intangible assets as presented on the Company's Consolidated Statement of Financial Condition.
(2)    Assets represents Annaly’s investments that are on balance sheet, net of debt issued by securitization vehicles, as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $22.8bn and CMBX derivatives (market value) of $500.5mm and are shown net of debt issued by securitization vehicles of $5.6bn.
(3)    Annaly announced the sale of its Commercial Real Estate Business on March 25, 2021. Subject to customary closing conditions, including applicable regulatory approvals, the transfer of the Commercial Real Estate business is expected to be completed by the third quarter of 2021. For more information, please see the 8-K filing.
(4)    Includes a $257mm residential whole loan securitization in March 2021 and a $354mm residential whole securitization in April 2021.
(5)    Represents management’s estimates of long-term operating expense projections for the Company's management internalization, which was completed on June 30, 2020, and the planned divestiture of the Commercial Real Estate business, announced March 25, 2021, based on historical experience and other factors, including expectations of future operational events and obligations, that are believed to be reasonable. The Company’s actual operating expenses and timeframe for achieving any operating expense savings may differ materially from management’s projections. Management’s projections are based on a number of factors and uncertainties and actual results may vary based on changes to our expected general and administrative expenses, changes to the Company’s equity base, changes to the Company’s business composition and strategy, and other circumstances which may be out of management’s control.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020:

	March 31, 2021	December 31, 2020	March 31, 2020
Book value per common share	$8.95	$8.92	$7.50
Economic leverage at period-end (1)	6.1:1	6.2:1	6.8:1
GAAP net income (loss) per average common share (2)	$1.23	$0.60	$(2.57)
Annualized GAAP return (loss) on average equity	49.87%	24.91%	(102.17%)
Net interest margin (3)	3.39%	2.14%	0.18%
Average yield on interest earning assets (4)	3.76%	2.61%	1.91%
Average GAAP cost of interest bearing liabilities (5)	0.42%	0.51%	1.86%
Net interest spread	3.34%	2.10%	0.05%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (2)	$0.29	$0.30	$0.21
Annualized core return on average equity (excluding PAA)	12.53%	13.03%	9.27%
Net interest margin (excluding PAA) (3)	1.91%	1.98%	1.18%
Average yield on interest earning assets (excluding PAA) (4)	2.71%	2.80%	2.91%
Average economic cost of interest bearing liabilities (5)	0.87%	0.87%	1.91%
Net interest spread (excluding PAA)	1.84%	1.93%	1.00%
*    Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock.
(3)    Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Divestiture of Commercial Real Estate Business
On March 25, 2021, the Company announced the sale of substantially all of the assets that comprise its commercial real estate business to Slate Asset Management for $2.33 billion, which is expected to be completed by the third quarter of 2021. The Company also intends to sell nearly all of the remaining assets that are not included in the sale to Slate. As of March 31, 2021, the Company met the conditions for held-for sale accounting which requires that assets be carried at the lower of amortized cost or fair value less costs to sell. Assets and liabilities associated with the commercial real estate business are reported separately in the Company’s Consolidated Statement of Financial Condition as Assets and Liabilities of Disposal Group Held for Sale, respectively. The Company’s Consolidated Statement of Comprehensive Income (Loss) reflects a reversal of previously recognized loan loss provisions as well as business divestiture-related gains (losses), which include valuation allowances on commercial real estate assets, impairment of goodwill and estimated transaction costs. Revenues and expenses associated with the commercial real estate business will be reflected in the Company’s results of operations and key financial metrics through closing.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act; and the timing and ultimate completion of the sale of our commercial real estate business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Investors" section of our website, www.annaly.com, then click on "Investor Resources" and select "Email Alerts" to complete the email notification form. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the First Quarter 2021 Investor Presentation and the First Quarter 2021 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the first quarter 2021 earnings conference call on April 29, 2021 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10154708/e6b12fa9d0. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10154708. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	March 31, 2021	December 31, 2020 (1)	September 30, 2020	June 30, 2020	March 31, 2020
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,122,793	$1,243,703	$1,239,982	$1,393,910	$2,823,521
Securities	71,849,437	75,652,396	76,098,985	77,805,743	79,357,596
Loans, net	2,603,343	3,083,821	2,788,341	3,972,671	4,068,189
Mortgage servicing rights	113,080	100,895	207,985	227,400	280,558
Assets transferred or pledged to securitization vehicles	3,768,922	6,910,020	7,269,402	7,690,451	7,671,662
Real estate, net	—	656,314	790,597	746,067	751,738
Assets of disposal group held for sale	4,400,723	—	—	—	—
Derivative assets	891,474	171,134	103,245	165,642	238,776
Receivable for unsettled trades	144,918	15,912	54,200	747,082	1,006,853
Principal and interest receivable	259,655	268,073	281,009	300,089	335,170
Goodwill and intangible assets, net	37,337	127,341	136,900	137,680	98,293
Other assets	177,907	225,494	221,765	271,918	284,918
Total assets	$85,369,589	$88,455,103	$89,192,411	$93,458,653	$96,917,274
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$61,202,477	$64,825,239	$64,633,447	$67,163,598	$72,580,183
Other secured financing	922,605	917,876	861,373	1,538,996	1,805,428
Debt issued by securitization vehicles	3,044,725	5,652,982	6,027,576	6,458,130	6,364,949
Participations issued	180,527	39,198	—	—	—
Mortgages payable	—	426,256	507,934	508,565	484,762
Liabilities of disposal group held for sale	3,319,414	—	—	—	—
Derivative liabilities	939,622	1,033,345	1,182,681	1,257,038	1,331,188
Payable for unsettled trades	1,070,080	884,069	1,176,001	2,122,735	923,552
Interest payable	100,949	191,116	155,338	180,943	261,304
Dividends payable	307,671	307,613	308,644	309,686	357,606
Other liabilities	213,924	155,613	144,745	121,359	100,772
Total liabilities	71,301,994	74,433,307	74,997,739	79,661,050	84,209,744
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,982,026	1,982,026	1,982,026
Common stock, par value $0.01 per share (3)	13,985	13,982	14,029	14,077	14,304
Additional paid-in capital	19,754,826	19,750,818	19,798,032	19,827,216	19,968,372
Accumulated other comprehensive income (loss)	2,002,231	3,374,335	3,589,056	3,842,074	3,121,371
Accumulated deficit	(9,251,804)	(10,667,388)	(11,200,937)	(11,871,927)	(12,382,648)
Total stockholders’ equity	14,055,807	14,008,316	14,182,206	13,793,466	12,703,425
Noncontrolling interests	11,788	13,480	12,466	4,137	4,105
Total equity	14,067,595	14,021,796	14,194,672	13,797,603	12,707,530
Total liabilities and equity	$85,369,589	$88,455,103	$89,192,411	$93,458,653	$96,917,274

(1)    Derived from the audited consolidated financial statements at December 31, 2020.
(2)    7.50% Series D Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at March 31, 2021. Includes 18,400,000 shares authorized and 0 shares issued and outstanding at December 31, 2020. Includes 18,400,000 shares authorized, issued and outstanding at September 30, 2020, June 30, 2020 and March 31, 2020, respectively.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding at March 31, 2021. Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding at December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.
6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding at March 31, 2021. Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding at December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.
(3)    Includes 2,936,500,000 shares authorized at March 31, 2021; 2,914,850,000 shares authorized at December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020. Includes 1,398,502,906 shares issued and outstanding at March 31, 2021; 1,398,240,618 shares issued and outstanding at December 31, 2020; 1,402,928,317 shares issued and outstanding at September 30, 2020; 1,407,662,483 shares issued and outstanding at June 30, 2020; and 1,430,424,398 shares issued and outstanding at March 31, 2020.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net interest income
Interest income	$763,378	$527,344	$562,443	$584,812	$555,026
Interest expense	75,973	94,481	115,126	186,032	503,473
Net interest income	687,405	432,863	447,317	398,780	51,553
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(79,747)	(66,807)	(62,529)	(64,561)	(13,980)
Realized gains (losses) on termination or maturity of interest rate swaps	—	2,092	(427)	(1,521,732)	(397,561)
Unrealized gains (losses) on interest rate swaps	772,262	258,236	170,327	1,494,628	(2,827,723)
Subtotal	692,515	193,521	107,371	(91,665)	(3,239,264)
Net gains (losses) on disposal of investments and other	(65,786)	9,363	198,888	246,679	206,583
Net gains (losses) on other derivatives and financial instruments	476,868	209,647	169,316	170,916	206,426
Net unrealized gains (losses) on instruments measured at fair value through earnings	104,191	51,109	121,255	254,772	(730,160)
Loan loss provision	139,620	(1,497)	21,993	(68,751)	(99,326)
Business divestiture-related gains (losses)	(249,563)	—	—	—	—
Subtotal	405,330	268,622	511,452	603,616	(416,477)
Total realized and unrealized gains (losses)	1,097,845	462,143	618,823	511,951	(3,655,741)
Other income (loss)	15,258	15,205	7,959	15,224	14,926
General and administrative expenses
Compensation and management fee	31,518	24,628	29,196	37,036	40,825
Other general and administrative expenses	18,177	20,443	19,636	30,630	36,804
Total general and administrative expenses	49,695	45,071	48,832	67,666	77,629
Income (loss) before income taxes	1,750,813	865,140	1,025,267	858,289	(3,666,891)
Income taxes	(321)	(13,495)	9,719	2,055	(26,702)
Net income (loss)	1,751,134	878,635	1,015,548	856,234	(3,640,189)
Net income (loss) attributable to noncontrolling interests	321	1,419	(126)	32	66
Net income (loss) attributable to Annaly	1,750,813	877,216	1,015,674	856,202	(3,640,255)
Dividends on preferred stock	26,883	35,509	35,509	35,509	35,509
Net income (loss) available (related) to common stockholders	$1,723,930	$841,707	$980,165	$820,693	$(3,675,764)
Net income (loss) per share available (related) to common stockholders
Basic	$1.23	$0.60	$0.70	$0.58	$(2.57)
Diluted	$1.23	$0.60	$0.70	$0.58	$(2.57)
Weighted average number of common shares outstanding
Basic	1,399,210,925	1,399,809,722	1,404,202,695	1,423,909,112	1,430,994,319
Diluted	1,400,000,727	1,400,228,777	1,404,368,300	1,423,909,112	1,430,994,319
Other comprehensive income (loss)
Net income (loss)	$1,751,134	$878,635	$1,015,548	$856,234	$(3,640,189)
Unrealized gains (losses) on available-for-sale securities	(1,428,927)	(207,393)	(140,671)	986,146	1,374,796
Reclassification adjustment for net (gains) losses included in net income (loss)	56,823	(7,328)	(112,347)	(265,443)	(391,616)
Other comprehensive income (loss)	(1,372,104)	(214,721)	(253,018)	720,703	983,180
Comprehensive income (loss)	379,030	663,914	762,530	1,576,937	(2,657,009)
Comprehensive income (loss) attributable to noncontrolling interests	321	1,419	(126)	32	66
Comprehensive income (loss) attributable to Annaly	378,709	662,495	762,656	1,576,905	(2,657,075)
Dividends on preferred stock	26,883	35,509	35,509	35,509	35,509
Comprehensive income (loss) attributable to common stockholders	$351,826	$626,986	$727,147	$1,541,396	$(2,692,584)

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended March 31, 2021, December 31, 2020, and March 31, 2020:

	March 31, 2021	December 31, 2020	March 31, 2020
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	97%	98%	99%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	3%	2%	1%
Weighted average experienced CPR for the period	23.9%	24.7%	13.6%
Weighted average projected long-term CPR at period-end	11.8%	16.4%	17.7%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	88	64	48
Hedge ratio (1)	75%	61%	19%
Weighted average pay rate on interest rate swaps at period-end (2)	0.80%	0.92%	1.63%
Weighted average receive rate on interest rate swaps at period-end (2)	0.34%	0.37%	1.16%
Weighted average net rate on interest rate swaps at period-end (2)	0.46%	0.55%	0.47%
Leverage at period-end (3)	4.6:1	5.1:1	6.4:1
Economic leverage at period-end (4)	6.1:1	6.2:1	6.8:1
Capital ratio at period-end	13.7%	13.6%	12.3%
Performance related metrics
Book value per common share	$8.95	$8.92	$7.50
GAAP net income (loss) per average common share (5)	$1.23	$0.60	$(2.57)
Annualized GAAP return (loss) on average equity	49.87%	24.91%	(102.17%)
Net interest margin (6)	3.39%	2.14%	0.18%
Average yield on interest earning assets (7)	3.76%	2.61%	1.91%
Average GAAP cost of interest bearing liabilities (8)	0.42%	0.51%	1.86%
Net interest spread	3.34%	2.10%	0.05%
Dividend declared per common share	$0.22	$0.22	$0.25
Annualized dividend yield (9)	10.23%	10.41%	19.72%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (5)	$0.29	$0.30	$0.21
Annualized core return on average equity (excluding PAA)	12.53%	13.03%	9.27%
Net interest margin (excluding PAA) (6)	1.91%	1.98%	1.18%
Average yield on interest earning assets (excluding PAA) (7)	2.71%	2.80%	2.91%
Average economic cost of interest bearing liabilities (8)	0.87%	0.87%	1.91%
Net interest spread (excluding PAA)	1.84%	1.93%	1.00%
*    Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2)    Excludes forward starting swaps.
(3)    Debt consists of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable. Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company.
(4)    Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity.
(5)    Net of dividends on preferred stock.
(6)    Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8)    Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9)    Based on the closing price of the Company’s common stock of $8.60, $8.45 and $5.07 at March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	March 31, 2021	December 31, 2020	March 31, 2020
Agency mortgage-backed securities	$69,637,229	$74,067,059	$78,456,846
Residential credit risk transfer securities	930,983	532,403	222,871
Non-agency mortgage-backed securities	1,277,104	972,192	585,954
Commercial mortgage-backed securities	4,121	80,742	91,925
Total securities	$71,849,437	$75,652,396	$79,357,596
Residential mortgage loans	$528,868	$345,810	$1,268,083
Commercial real estate debt and preferred equity	—	498,081	649,843
Corporate debt	2,074,475	2,239,930	2,150,263
Total loans, net	$2,603,343	$3,083,821	$4,068,189
Mortgage servicing rights	$113,080	$100,895	$280,558
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$598,118	$620,347	$1,803,608
Residential mortgage loans transferred or pledged to securitization vehicles	3,170,804	3,249,251	3,027,188
Commercial real estate debt investments transferred or pledged to securitization vehicles	—	2,166,073	1,927,575
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	—	874,349	913,291
Assets transferred or pledged to securitization vehicles	$3,768,922	$6,910,020	$7,671,662
Real estate, net	$—	$656,314	$751,738
Assets of disposal group held for sale	$4,400,723	$—	$—
Total residential and commercial investments	$82,735,505	$86,403,446	$92,129,743

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•core earnings (excluding PAA);
•core earnings (excluding PAA) attributable to common stockholders;
•core earnings (excluding PAA) per average common share;
•annualized core return on average equity (excluding PAA);
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings (excluding PAA), or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings (excluding PAA), core earnings (excluding PAA) attributable to common stockholders, core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings (excluding PAA), which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-core income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings (excluding PAA) generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings (excluding PAA) for the periods presented:

	For the quarters ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,751,134	$878,635	$(3,640,189)
Net income (loss) attributable to noncontrolling interests	321	1,419	66
Net income (loss) attributable to Annaly	1,750,813	877,216	(3,640,255)
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	—	(2,092)	397,561
Unrealized (gains) losses on interest rate swaps	(772,262)	(258,236)	2,827,723
Net (gains) losses on disposal of investments and other	65,786	(9,363)	(206,583)
Net (gains) losses on other derivatives and financial instruments	(476,868)	(209,647)	(206,426)
Net unrealized (gains) losses on instruments measured at fair value through earnings	(104,191)	(51,109)	730,160
Loan loss provision (1)	(144,870)	469	99,993
Business divestiture-related (gains) losses	249,563	—	—
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles	7,324	11,097	7,934
Non-core (income) loss allocated to equity method investments (2)	(9,680)	28	19,398
Transaction expenses and non-recurring items (3)	695	172	7,245
Income tax effect of non-core income (loss) items	4,334	(10,984)	(23,862)
TBA dollar roll income and CMBX coupon income (4)	98,933	99,027	44,904
MSR amortization (5)	(15,488)	(26,633)	(18,296)
Plus:
Premium amortization adjustment cost (benefit)	(214,570)	39,101	290,722
Core earnings (excluding PAA) *	439,519	459,046	330,218
Dividends on preferred stock	26,883	35,509	35,509
Core earnings (excluding PAA) attributable to common stockholders *	$412,636	$423,537	$294,709
GAAP net income (loss) per average common share	$1.23	$0.60	$(2.57)
Core earnings (excluding PAA) per average common share *	$0.29	$0.30	$0.21
Annualized GAAP return (loss) on average equity	49.87%	24.91%	(102.17%)
Annualized core return on average equity (excluding PAA) *	12.53%	13.03%	9.27%

*     Represents a non-GAAP financial measure.
(1)    Includes ($5.3) million, ($1.0) million and $0.7 million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(2)    The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
(3)    Includes costs incurred in connection with securitizations of residential whole loans for all periods presented. The quarter ended March 31, 2020 also includes costs incurred in connection with the Internalization, the CEO search process and a securitization of Agency mortgage-backed securities.
(4)    TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.5 million, $1.5 million and $1.2 million for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.
(5)    MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives and financial instruments in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings (excluding PAA).
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended March 31, 2021, December 31, 2020, and March 31, 2020:

	For the quarters ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(dollars in thousands)
Premium amortization expense (accretion)	$(11,891)	$239,118	$616,937
Less: PAA cost (benefit)	(214,570)	39,101	290,722
Premium amortization expense (excluding PAA)	$202,679	$200,017	$326,215

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended March 31, 2021.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	March 31, 2021	December 31, 2020	March 31, 2020
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$763,378	$527,344	$555,026
Premium amortization adjustment	(214,570)	39,101	290,722
Interest income (excluding PAA) *	$548,808	$566,445	$845,748
Economic interest expense reconciliation
GAAP interest expense	$75,973	$94,481	$503,473
Add:
Net interest component of interest rate swaps	79,747	66,807	13,980
Economic interest expense *	$155,720	$161,288	$517,453
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$548,808	$566,445	$845,748
Less:
Economic interest expense *	155,720	161,288	517,453
Economic net interest income (excluding PAA) *	$393,088	$405,157	$328,295

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	March 31, 2021	December 31, 2020	March 31, 2020
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$81,121,340	$80,973,433	$116,063,895
Interest income (excluding PAA) *	$548,808	$566,445	$845,748
Average yield on interest earning assets (excluding PAA) *	2.71%	2.80%	2.91%
Average interest bearing liabilities	$72,002,031	$72,233,239	$107,029,466
Economic interest expense *	$155,720	$161,288	$517,453
Average economic cost of interest bearing liabilities *	0.87%	0.87%	1.91%
Economic net interest income (excluding PAA) *	$393,088	$405,157	$328,295
Net interest spread (excluding PAA) *	1.84%	1.93%	1.00%
Interest income (excluding PAA) *	$548,808	$566,445	$845,748
TBA dollar roll income and CMBX coupon income	98,933	99,027	44,904
Interest expense	(75,973)	(94,481)	(503,473)
Net interest component of interest rate swaps	(79,747)	(66,807)	(13,980)
Subtotal	$492,021	$504,184	$373,199
Average interest earnings assets	$81,121,340	$80,973,433	$116,063,895
Average TBA contract and CMBX balances	21,865,969	20,744,672	9,965,142
Subtotal	$102,987,309	$101,718,105	$126,029,037
Net interest margin (excluding PAA) *	1.91%	1.98%	1.18%
* Represents a non-GAAP financial measure.